EXHIBIT 10 (e)

                    UNITED MOBILE HOMES, INC.
          Employment of the President - Samuel A. Landy

              AGREEMENT EFFECTIVE JANUARY, 1, 2002


BY AND BETWEEN:     United Mobile Homes, Inc., a New Jersey
                    Corporation ("Corporation")

AND:                Samuel A. Landy ("Employee")

      Corporation desires to employ Employee to the  business  of
the  Corporation  and Employee desires to be  so  employed.   The
parties agree as follows:

     1.   Employment.

     Corporation agrees to employ Employee and Employee agrees to be employed in the capacity of President for a term of three (3) years effective January 1, 2002 and terminating December 31,
2004.

     2.   Time and Efforts.

     Employee shall diligently and conscientiously devote his time and attention and put his best efforts to the discharge of his duties as President of the Corporation.

     3.   Board of Directors

     Employee should at all times discharge his duties and consultation with an under supervision of the Board of Directors of the Corporation. In the performance of his duties, Employee shall make his principal office in such place as the board of Directors of the Corporation and Employee from time to time agree.

     4.   Compensation.

          A. First year. During the Corporation's fiscal year beginning January 1, 2002 Corporation shall pay to the Employee as compensation for his services the sum of $285,000, which shall be paid in equal bi-weekly installments.

          B. Second year. During the Corporation's fiscal year beginning January 1, 2003 Corporation shall pay to the Employee as compensation for his services the sum of $299,250, which shall be paid in bi-weekly installments.

          C. Third year. During the Corporation's fiscal year beginning January 1, 2004 Corporation shall pay to the Employee as compensation for his services the sum of $314,212, which shall be paid in bi-weekly installments.

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Employment Agreement
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       Thereafter,  the  term of this Employment Agreement  shall be automatically renewed and extended for successive one-year periods except that either party may, at least ninety (90) days prior to such expiration date or any anniversary thereof, give written notice to the party electing that this Employment Agreement not be renewed or extended, in which event is Employment Agreement shall expire as of the expiration date or anniversary date, respectively. In the event a merger of the Company, sale or change of control, Employee shall have the right to extend and renew this Employment Agreement so that the expiration date will be three years from the date of merger, sale or change of control.

     D. Bonuses shall be paid at the discretion of the Board of Directors. The following guidelines are agreed to:

     1.   The maximum bonus will be 21% of base salary.

     2. Performance will be measured by achieving one or more of the following goals:

          a. FFO per share to increase 8% or an average of 8% over three years. Income to be calculated based on ordinary park operation income after tax income. Extraordinary one time items not to be included for performance purposes. Any increase or decrease in the number of shares is to be adjusted so that the determination is based on a constant number of shares. Issuance of shares for the purpose of
               increasing  FFO  from  park   operations  will  be
               factored in determining the increased FFO per share.

          b.   Board   shall  be  in  the  position  to  increase
               dividend 8% yearly at 80% of FFO.

          c. There shall be a net increase in park occupancy of 50 units per year.

      The bonus of 21% of base salary will be paid 1/3 for each goal met.

      The payment of any one bonus under this plan does not exclude the payment of any other bonuses including the stock option bonus referred to below:

     3. Stock option bonus: The Employee shall receive the Option to Purchase 25,000 shares of stock at market price or the price required by law each year unless grant of the option exceeds the number of shares allowed by the option plan.

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Employment Agreement
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     5.   Loans.

      The Corporation agrees to loan the employee the money necessary for the exercise of any stock option awarded pursuant to this contract or previously awarded to the Employee, provided said loan is secured by the restricted or unrestricted stock granted under the option and by personal guarantee and provided interest is paid monthly at United's corporate long term borrowing rate. Each limited by option price. The loan shall be a 5 year balloon loan amortized over 15 years. In addition, a loan of $350,000 will be granted upon signing of this contract pursuant to the above terms. This loan shall be a three year loan at UMH's corporate loan borrowing rate.

     6.   Expenses.

     Corporation will reimburse the Employee for reasonable and necessary expenses incurred by him and carrying out his duties under this agreement. Employee shall present to the Corporation from time-to-time, an itemized account of such expenses in such forms as may be required by the Corporation.

     7.   Automobile.

     In recognition of Employee's need for an automobile for business purposes, the Corporation will provide the Employee with an automobile including maintenance, repairs, insurance and all costs incident thereto, all comparable to those presently provided to Employee by the Corporation.

     8.   Indemnity and Attorneys Fees.

     The Corporation agrees to indemnify the Employee from any and all lawsuits filed directly against the Employee in either his capacity as Employee or as a Director of the Corporation. The Corporation will pay all attorneys fees and costs to defend the Employee from any such lawsuits.

     9.   Vacation.

     Employee shall be entitled to take four (4) paid weeks vacation per year.

     10.  Disability or Severance.

     The Corporation will pay Employee an amount equal to the premium for the Employee's purchase of disability insurance. Additionally, Employee is entitled to one year's severance pay if the severance is a result of action by the Board. Employee is not entitled to both at the same time.

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Employment Agreement
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     11.  401-K Plan.

     The Corporation will continue to provide a 401-K Plan, which the Employee can contribute to at his option.

     12.  Change of More than Three Corporate Directors.

     In the event a change of more than three (3) Directors of the Corporation during the term of this Contract, then Samuel A. Landy, shall have the option to cancel this Contract at any time after the change of more than three (3) Directors. Notice of intent to cancel the Contract shall be sent by Samuel A. Landy to each Board member of the Corporation and shall be effective thirty (30) days after the mailing.

     13.  Notices.

     All notices required or permitted to be given under this agreement shall be given by certified mail, return receipt requested to the parties at the following addresses or such other addresses as either may designate in writing to the other party:

     Corporation:   United Mobile Homes, Inc.
                    3499 Route 9 North, Suite 3-C
                    Freehold, NJ  07728

     Employee:      Samuel A. Landy
                    124 Federal Road
                    Englishtown, NJ  07726

     14.  Governing Law.

     This Agreement shall be construed and governed in accordance with the laws of the State of New Jersey.

     15.  Entire Contract.

     This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein. There are no other agreements, conditions or representations oral or written express or implied with regard thereto. This Agreement may be amended only in writing and signed by both parties hereto.

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Employment Agreement
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      IN  WITNESS  WHEREAS, Corporation has  by  its  appropriate officers signed and affixed its seal and Employee has signed and sealed this Agreement.


                              UNITED MOBILE HOMES, INC.


(SEAL)                        BY:  /s/ Richard Molke
                                   Richard Molke
                                   Compensation Committee



                              BY:  /s/ Samuel A. Landy
                                   Samuel A. Landy, Employee



                              BY:  /s/ Eugene Rothenberg
                                   Eugene Rothenberg
                                   Compensation Committee